Exhibit 10.22

ADR PURCHASE AGREEMENT

This ADR Purchase Agreement (hereinafter referred to as the “Agreement”) is made on this 10th day of August 2004:

BY AND BETWEEN

1.	Mukul Murthy, a national of the United States of America aged 12 years residing at 33245, Lark Way, Fremont California 94555, USA represented by Swarna Murthy (“MM”) in her capacity as custodian;

2.	Nirav Murthy, a national of the United States of America aged 8 years residing at 33245, Lark Way, Fremont California 94555, USA represented by Swarna Murthy (“NM”) in her capacity as custodian;

3.	Swarna Murthy, an Indian national residing at 2086, Boxwood Bay, Fremont, California 94539, USA in her capacity as custodian (the “Trustee”) for MM and NM;

4.	Phaneesh Murthy, a national of the United States of America aged 41 years residing at 33245, Lark Way, Fremont California 94555, USA (“PM”);

5.	Amit Sethi, an Indian national aged 44 years residing at 34276, North Wind Terrace, Fremont California 94555, USA (“AS”);

6.	Kanth Miriyala, a national of the United States of America aged 39 years residing at 499 Quail Drive, Naperville, IL 60565, USA (“KM”) (PM, AS and KM shall be jointly referred to as “Founders”);

7.	Quintant Services Limited, a company incorporated under the [Indian] Companies Act, 1956, as amended (the “Companies Act”) with its registered office at 93/A, 4th B Cross, 5th Block, Industrial Area, Koramangala, Bangalore 560 095, Karnataka, India (“Company”);

8.	iGATE Corporation, a Pennsylvania corporation with its principal place of business at 1000 Commerce Drive, Suite 200, Pittsburgh, PA 15275, USA (“iGATE”)

MM, NM, the Trustee, PM, AS, KM, the Company and iGATE shall hereinafter jointly be referred to as the “Parties” and severally as the “Party”.

WHEREAS:

A.	Each of MM and NM own 10,000 American Depositary Receipts of the Company (“ADRs”), which are currently held by the Trustee, in her capacity as custodian for MM and NM.

B.	The Trustee, AS and KM (“Selling ADRholders”) currently own a total of 31,666 ADRs.

C.	The Founders, the Trustee, iGATE and the Company, hereby seek to enter into an arrangement whereby iGATE will acquire all the 31,666 ADRs held by the Selling ADRholders in a ADR purchase arrangement, as per the terms of this Agreement.

D.	The Parties wish to enter into this Agreement, to set out the terms and conditions in this regard.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement unless the context otherwise requires:

1.1	“ADRs” has the meaning assigned to such term in Recital B;

1.2	“Agreement” has the meaning assigned to such term in the preamble to this Agreement, including and includes any and all ;

1.3	“AS” has the meaning assigned to such term in the preamble to this Agreement;

1.4	“Approvals” means all approvals or consents (whether arising out of regulatory requirements or otherwise) required (if any) for the transactions contemplated by this Agreement;

1.5	“Closing” has the meaning assigned to such term in Clause 2.3;

1.6	“Closing Date” has the meaning assigned to such term in Clause 2.3;

1.7	“Companies Act” has the meaning assigned to such term in the preamble to this Agreement;

1.8	“Company” has the meaning assigned to such term in the preamble to this Agreement;

1.9	“Encumbrances” means any mortgage, right of way, pledge, equitable interest, prior assignment, hypothecation, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge, easement, encroachment or other similar condition, commitment, restriction or limitation of any nature whatsoever, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership;

1.10	“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, board, tribunal or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or province or state or other subdivision thereof, or any municipality, district or other subdivision thereof;

1.11	“iGATE” has the meaning assigned to such term in the preamble to this Agreement;

1.12	“KM” has the meaning assigned to such term in the Preamble to this Agreement;

1.13	“Law” means any law, statute, code, ordinance, regulation or rule of any governmental authority;

1.14	“MM” has the meaning assigned to such term in the Preamble to this Agreement;

1.15	“NM” has the meaning assigned to such term in the Preamble to this Agreement;

1.16	“PM” has the meaning assigned to such term in the preamble to this Agreement;

1.17	“Person” means any individual, sole proprietorship, corporation, company, partnership, limited liability company, joint venture, unincorporated society, Governmental Authority, association or trust or any other entity or organisation;

1.18	“Purchase Price” means the consideration, details of which are set out in Annexure A hereto, for the Quintant Sale ADRs that iGATE will pay the Selling ADRholders pursuant to Clause 2.2 hereto, such consideration has been determined in accordance with applicable Law;

1.19	“Quintant Sale ADRs” means the ADRs of Quintant that iGATE will purchase from the Selling ADRholders pursuant to this Agreement, details of which are set out in Annexure B hereto (in relation to each Selling ADRholder);

1.20	“Selling ADRholders” has the meaning assigned to such term in Recital B;

1.21	“ADR Purchase” has the meaning assigned to such term in Clause 2.1;

1.22	“Tax” shall mean, without limitation, all taxes, duties, fees, premiums, assessments, levies and other charges of any kind whatsoever imposed by any Governmental Authority together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof;

1.23	“Transaction Documents” means this Agreement all exhibits and schedules hereto, all other deeds agreements, certificates, guarantees and documents as may be executed or required to give effect to the transactions contemplated by the foregoing; and

1.24	“Trustee” has the meaning assigned to such term in the preamble to this Agreement.

Expressions in the singular shall include the plural and in the masculine shall include the feminine and vice versa. Words and expressions used in the Schedules shall have the same meanings as defined in this Agreement. References to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended or re-enacted or as their operation is modified by any other statute or statutory provision, whether before or after the date of this Agreement, and shall include any provisions of which they are re-enactments, whether with or without modification, and shall include subordinate legislation made under the relevant statute. References to Recitals, Clauses, and Schedules in this Agreement are references to the recitals, clauses and schedules to this Agreement.

2	SALE AND DELIVERY OF THE QUINTANT SALE ADRS; CLOSING.

2.1	ADR Purchase

Subject to the terms and conditions of this Agreement, iGATE will purchase the Quintant Sale ADRs for the Purchase Price as listed in Annexure A, free and clear of any Encumbrances (“ADR Purchase”).

2.2	Obligations after of signing

After the signing of this Agreement:

(a)	Each of the Selling ADRholders shall deliver or cause to be delivered, within 15 days of date of execution of this Agreement, to iGATE, good and sufficient certificates for the Quintant Sale ADRs, duly assigned in blank or accompanied by duly executed blank stock powers.

(b)	Upon iGATE receiving the items set out in Clause 2.2(a) above, from the Selling ADRholders, iGATE shall deliver or cause to be delivered to the Selling ADRholders the part of the Purchase Price stated in Clause 2.3(a) by way of a bankers draft in favour of each of the Selling ADRholders of such values as is set forth in Annexure B.

2.3	Consideration

The Purchase Price shall be paid by iGATE to the Selling ADRholders in the following manner and on the events:

(a)	Upon receipt of the items set out in Clause 2.2(a) above, iGATE shall pay to the Selling ADRholders USD 2,967,660 (US Dollars Two Million Nine Hundred Sixty Seven Thousand Six Hundred Sixty Only) to be disbursed among the Selling ADRholders in the manner set forth in Annexure B; and

(b)	The balance of the Purchase Price amounting to USD 6,488,362 (US Dollars Six Million Four Hundred Eighty Eight Thousand Three Hundred Sixty Two Only) shall be paid by iGATE to the Selling ADRholders on the Closing Date, to be disbursed among the Selling ADRholders in the manner set forth in Annexure C.

2.4	Closing

On September 25, 2004, or a date as may be decided by iGATE, and after all conditions specified in Clause 4 are satisfied or waived by the appropriate Party (the “Closing Date”), at the office of iGATE (“Closing”), iGATE shall deliver a bankers draft in favour of each of the Selling ADRholders for the amounts and in the manner stated in Clause 2.3(b) above, and the Quintant Sale ADRs shall be transferred in favour of iGATE.

3	REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each Party represents and warrants that:

3.1	Authority; Execution

Each Party has full power and authority to execute, deliver and perform the Transaction Documents, to perform its/his respective obligations and to consummate the transactions contemplated by the Transaction Documents.

3.2	Binding Obligation

The Transaction Documents shall constitute the legal, valid and binding obligation of the Parties enforceable against the Parties in accordance with their terms.

3.3	No Violation

The execution, delivery and performance of the Transaction Documents by such party do not and will not violate any applicable Law or regulations.

4	Conditions Precedent

On or prior to the Closing Date the following would have taken place:

4.1	Corporate Authorisations

(a)	iGATE shall have obtained the necessary authorisation required to complete the transactions contemplated in this Agreement.

(b)	The board of directors of the Company shall pass all necessary resolutions recording the transfer of the Quintant Sale ADRs and shall pass all necessary resolutions for the authorization of the transactions contemplated in this Agreement.

4.2	Transaction Documents

Execution of the Share Swap and Share Purchase Termination Agreement dated August 10, 2004 inter alia between the Parties.

5	NOTICES

Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be duly given if delivered, or if sent by prepaid registered mail or if transmitted by facsimile to a Party at its address set forth below:

If to iGATE:

Attention:	Mr. Michael J. Zugay
Address:	1000 Commerce Drive, Suite 500, Pittsburgh, PA 15275, USA
Fax No:	(412) 291-1082
Email:	mailto:mzugay@igate.com

If to the Company:

Attention:	Mr. Mukund Srinath
Address:	93/A, 4th B Cross, 5th Block, Industrial Area, Koramangala, Bangalore 560 095, Karnataka, India
Fax No:	+91.80.5125 9090
Email:	mukund.srinath@igate.com

If to the Trustee:

Attention:	Ms. Swarna Murthy
Address:	2086, Boxwood Way, Fremont, California, 94539, USA
Facsimile:	+1-510-574-8117

If to MM:

Attention:	Mr. Phaneesh Murthy
Address:	33245, Lark Way, Fremont, California, CA 94555, USA
Facsimile:	+1-510-972-7174

If to NM:

Attention:	Mr. Phaneesh Murthy
Address:	33245, Lark Way, Fremont, California, CA 94555, USA
Facsimile:	+1-510-972-7174

If to PM:

Attention:	Mr. Phaneesh Murthy
Address:	33245, Lark Way, Fremont, California, CA 94555, USA
Facsimile:	+1-510-972-7174
Email:	Phaneesh.Murthy@igate.com

If to AS:

Attention:	Mr. Amit Sethi
Address:	34276, North Wind Terrace, Fremont, California, CA 94555, USA
Facsimile:	+1-510 896 3010
Email:	ASethi@igate.com

If to KM:

Attention:	Mr. Kanth Miriyala
Address:	499, Quail Drive, Naperville, Illinois, IL 60565, USA
Facsimile:	+1-630-579-8514
Email:	KMiriyala@igate.com

or to such other address as the Party to whom such notice is to be given shall have last notified the Party giving the notice in the manner provided in this Clause 9.2. Any notice delivered to the Party to whom it is addressed in the manner provided in this Clause 9.2 shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day, then the notice shall be deemed to have been given and received on the next business day, then the notice shall be deemed to have been given and received on the next business day. Any notice sent by prepaid registered mail shall be deemed to have been given and received on the fifth business day following the date of its mailing. Any notice transmitted by facsimile shall be deemed given and received upon receipt of a confirmed answer back following transmission.

6	Dispute Resolution.

Any dispute or difference or claim arising out of or in connection with this Agreement including the construction, validity, performance or breach thereof (a “Dispute”), which the parties cannot settle by mutual discussions shall be referred to final and binding arbitration before a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall take place in Allegheny County, Pennsylvania. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, and other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitrations proceedings and awards. The award of the arbitrators shall be enforceable under any applicable Law. The arbitrators may award damages and/or injunctive relief, but in no event shall the arbitrators have the authority to award punitive or exemplary damages. Nothwithstanding the above, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction pending final determination of a claim through arbitration in accordance with this paragraph. If proper notice has been given, the arbitrators will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

7	SEVERABILITY

Each Article, Clause, paragraph and clause of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law. In the event that any provision of this Agreement shall be finally determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted by mutual consultation and agreement of the parties hereto a provision of similar import reflecting the original intent of the parties to the extent permissible under Law.

8	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the Laws of the State of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

9	ASSIGNMENT

No party hereto shall assign this Agreement or any rights and/or obligations hereunder to any Person, provided, however, that iGATE may assign this Agreement or any rights and/or obligations under this Agreement to any affiliate of iGATE.

10	ENTIRE AGREEMENT

This Agreement, together with its Annexures and the other Transaction Documents constitutes the entire agreement reached between the parties to this Agreement with respect to the transactions contemplated by this Agreement and may not be amended or modified except pursuant to Clause 11 of this Agreement. Any and all previous agreements and understandings between the parties regarding the subject matter of this Agreement, whether written or oral, are superseded, cancelled and terminated by this Agreement.

11	AMENDMENTS

No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialled by all signatories to this Agreement.

12	BENEFIT OF AGREEMENT

Nothing herein expressed or implied is intended, nor shall it be construed, to confer upon or give to any Person who is not a party to this Agreement any right, remedy or claim under or by reason of this Agreement or any part hereof.

13	SURVIVAL

Termination of this Agreement shall not affect those provisions hereof that by their nature are intended to survive such termination.

14	TITLES

Titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision.

15	COUNTERPARTS

This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[signature page on following page]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed on the day and year first written above.

MUKUL MURTHY REPRESENTED BY HIS CUSTODIAN SWARNA MURTHY

/s/ SWARNA MURTHY

NIRAV MURTHY REPRESENTED BY HIS CUSTODIAN SWARNA MURTHY

/s/ SWARNA MURTHY

SWARNA MURTHY

/s/ SWARNA MURTHY

PHANEESH MURTHY

/s/ PHANEESH MURTHY

AMIT SETHI

/s/ AMIT SETHI

KANTH MIRIYALA

/s/ KANTH MIRIYALA

iGATE CORPORATION

By:	/s/ MICHAEL J. ZUGAY
Name: Michael J. Zugay
Title: CFO

QUINTANT SERVICES LIMITED

By:	/s/ MUKUND SRINATH
Name: Mukund Srinath
Title: Authorised Signatory

Annexure A

Details with respect to the ADR Purchase

Name	No. of Quintant ADRs to be encashed	Cash to be paid (In ‘USD)
Mukul Murthy represented by his custodian Swarna Murthy	10000	2986174
Nirav Murthy represented by his custodian Swarna Murthy	10000	2986174
Amit Sethi	5833	1741837
Kanth Miriyala	5833	1741837

Total	31666	9456022

Annexure B

Details with respect to consideration to be paid to the Selling ADRholders upon the signing of this Agreement

Name	Cash to be paid (In ‘USD)
Mukul Murthy represented by his custodian Swarna Murthy	986034
Nirav Murthy represented by his custodian Swarna Murthy	986034
Amit Sethi	641132
Kanth Miriyala	354459

Total	2967659

Annexure C

Details with respect to the consideration to be paid to the Selling ADRholders upon Closing

Name	Cash to be paid (In ‘USD)
Mukul Murthy represented by his custodian Swarna Murthy	2000139
Nirav Murthy represented by his custodian Swarna Murthy	2000139
Amit Sethi	1100705
Kanth Miriyala	1387378

Total	6488361